EXHIBIT 10.2

Execution Version

FIRST AMENDMENT

TO

TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of September 9, 2024, is entered into by and among INVITATION HOMES OPERATING PARTNERSHIP LP, a Delaware limited liability company (the “Borrower”), each of the LENDERS party hereto, CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), and, solely for the purposes of Sections 3, 4, 5 and 7 hereof, each of the GUARANTORS party hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Amended Loan Agreement described below.

RECITALS

WHEREAS, the Borrower and the Lenders from time to time party thereto, and the Administrative Agent are party to that certain Term Loan Agreement, dated as of June 22, 2022 (as heretofore amended, modified, extended or supplemented, the “Existing Loan Agreement” and, as amended by this Amendment, the “Amended Loan Agreement”).

WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed to modify the Existing Loan Agreement as herein set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan Agreement. The parties hereto agree that effective as of the First Amendment Effective Date (defined below) the Existing Loan Agreement shall be amended as follows:

(a) Section 1.01 of the Loan Agreement shall be amended by adding the following defined term in the appropriate alphabetical order :

“Amendment No. 1 Effective Date” shall mean September 9, 2024.

(b) The definition of “Authorized Officer” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“Authorized Officer” means any of the Senior Managing Director, Managing Director, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, Chief Accounting Officer, Chief Investment Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Associate General Counsel, or General Counsel of a Loan Party or any entity authorized to act on behalf of such Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(c)(iii), the Secretary or Assistant Secretary of a Loan Party or entity authorized to act on behalf of such Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party designated in or pursuant to an agreement between the applicable Loan Party or entity authorized to act on behalf of such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Officer of a Loan Party, or entity authorized to act on behalf of such Loan Party, shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(c) The definition of “Condominium Property” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“Condominium Property” means any Owned Property that is an individual residential condominium unit in a low-rise or high-rise condominium project, but not a single family home or a townhome on an individual tax parcel.

(d) The definition of “Investment Grade Rating” in Section 1.01 of the Loan Agreement shall be deleted in its entirety.

(e) The definition of “Lender Parent” in Section 1.01 of the Loan Agreement shall be deleted in its entirety.

(f) The definition of “Multi-Family Rental Property” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows: “

“Multi-Family Rental Property” means any Owned Property that is not a single family home, other than a townhome on an individual tax parcel.

(g) The definition of “S&P” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

(h) The definition of “Total Asset Value” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“Total Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following types of assets (in each case determined in accordance with GAAP as of such date of determination) owned by a Consolidated Party or Investment Affiliate:

(a) with respect to each Occupied Owned Property that has been owned for at least four full fiscal quarters, an amount equal to the quotient of (i) the Net Operating Income from such Occupied Owned Property for such period, divided by (ii) the Capitalization Rate (but in no event less than zero);

(b) with respect to each Occupied Owned Property that has been owned for less than one full fiscal quarter, the Book Value of such Occupied Owned Property;

(c) with respect to each Occupied Owned Property that has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either

(i) the Book Value of such Occupied Owned Property; or

(ii) if the Borrower has made a one-time, irrevocable election by written notice to the Administrative Agent to value such Occupied Owned Property in accordance with this clause (c)(ii) (and in a corresponding manner for purposes of determining the Unencumbered Asset Value if such Occupied Owned Property is an Unencumbered Asset); then

(A) if such Occupied Owned Property has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such fiscal quarter, multiplied by 4, divided by (2) the Capitalization Rate (but in no event less than zero);

(B) if such Occupied Owned Property has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such two fiscal quarters, multiplied by 2, divided by (2) the Capitalization Rate (but in no event less than zero); and

(C) if such Occupied Owned Property has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such three fiscal quarters, multiplied by 4/3, divided by (2) the Capitalization Rate (but in no event less than zero);

(d) Unrestricted Cash and cash in respect of Section 1031 exchanges and cash held in escrow with respect to securitization transactions (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants);

(e) with respect to Undeveloped Land, the Book Value of such Undeveloped Land;

(f) with respect to each Development Property:

(i) that has been included in the calculation of Total Asset Value for four or fewer fiscal quarters as of such date of determination, the Book Value of such Development Property; and

(ii) that has been included in the calculation of Total Asset Value for more than four fiscal quarters as of such date of determination, an amount equal to the quotient of (A) the aggregate Net Operating Income from such Development Property for such period, divided by (B) the Capitalization Rate (but not less than zero);

(g) with respect to each Vacant Owned Property, the Book Value of such Vacant Owned Property;

(h) with respect to any mortgage loan receivable, the Book Value of such mortgage loan receivable;

(i) with respect to any investment by a Consolidated Party in the common equity interests of any Investment Affiliate that does not own any assets of the type described in clauses (a) through (h) above, the Book Value of such investment;

(j) cash deposited with home builders for the forward acquisition of “built for rental” properties (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants); and

(k) fee income generated from asset and property management fees with respect to assets and properties managed by a Consolidated Party for the most recent fiscal quarter, as annualized, multiplied by eight.

Notwithstanding anything to the contrary contained above:

(1) in calculating Total Asset Value as of any date of determination, Real Estate Assets disposed of at any time prior to such date shall not be included in the calculation of Total Asset Value;

(2) not more than five percent (5%) of Total Asset Value at any time may be in respect of Undeveloped Land, with any excess over such limit being excluded from Total Asset Value;

(3) not more than five percent (5%) of Total Asset Value at any time may be in respect of Development Properties, with any excess over such limit being excluded from Total Asset Value;

(4) not more than five percent (5%) of Total Asset Value at any time may be in respect of mortgage loan receivables, with any excess over such limit being excluded from Total Asset Value;

(5) not more than twenty percent (20%) of Total Asset Value at any time may be in respect of investments in Investment Affiliates described in clauses (a) through (k) above, with any excess over such limit being excluded from Total Asset Value;

(6) not more than seven and one-half percent (7.5%) of Total Asset Value at any time may be in respect of investments described in clause (i) above, with any excess over such limit being excluded from Total Asset Value;

(7) not more than $750,000,000 of Total Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Total Asset Value;

(8) not more than fifteen percent (15.0%) of Total Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Total Asset Value;

(9) not more than five percent (5.0%) of Total Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Total Asset Value;

(10) not more than $200,000,000 of Total Asset Value at any time may be in respect of investments described in clause (j) above, with any excess over such limit being excluded from Total Asset Value;

(11) the limitations set forth in clauses (2), (3), (4), (7), (8), (9) and (10) above shall not apply to investments in Investment Affiliates, which shall be governed solely by clauses (1), (5) and (6) above and clause (12) below; and

(12) not more than thirty percent (30%) of Total Asset Value at any time may be in respect of the sum of, without duplication, (A) investments described in clauses (e), (f), (g) and (h) above and (B) the aggregate amount of investments in Investment Affiliates described in clauses (a) through (k) above, with any excess over such limit being excluded from Total Asset Value.”

(i) The definition of “Total Outstanding Secured Recourse Indebtedness” in Section 1.01 of the Loan Agreement shall be deleted in its entirety.

(j) The definition of “Withdrawal Liability” in Section 1.01 of the Loan Agreement shall be deleted in its entirety.

(k) Clause (vi) of Section 6.01(a) shall be deleted in its entirety;

(l) Section 6.01(b) shall be amended and restated in its entirety to read as follows:

(i) “for any date of determination, the Financial Covenants shall be calculated based upon the quarter-end Financial Statements for the quarter ended on such date (if such date is the last day of a fiscal quarter) or the quarter-end Financial Statements for the then most recently ended quarter (if such date is not the last day of a fiscal quarter), in each case, on a pro forma basis, giving effect to any asset disposition or acquisition during such period (in each case, in excess of, in any individual transaction or series of transactions (calculated based on the cumulative effect of any acquisitions offsetting corresponding dispositions in any series of transactions), five percent (5.00%) of the number of Owned Properties) and any incurrence, retirement or extinguishment of Indebtedness or interest rate swaps during such period, in the case of any calculation of the Fixed Charge Coverage Ratio or the Unsecured Interest Coverage Ratio, with such asset disposition or acquisition or such incurrence, retirement or extinguishment of Indebtedness or interest rate swap being deemed to have occurred as of the first day of the period for which such Financial Covenants are being determined; and

(ii) the Financial Covenants set forth in Sections 6.01(a)(i), (ii), and (iv) with respect to any Investment Affiliate or any Non-Wholly-Owned Subsidiary shall be calculated in a manner such that only the Ownership Share of the applicable Investment Affiliate or Non-Wholly-Owned Subsidiary shall be taken into account, so that the Borrower will be credited (or debited, if applicable) only with the Ownership Share of the direct and indirect definitional and other components that are included in the calculation of such Financial Covenants.”

(m) Section 8.03 shall be amended by adding the following phrase at the end thereof as follows:

“The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Competitor.”

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions precedent has been satisfied (the first date on which each of such conditions precedent has been satisfied being referred to herein as the “First Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or in .pdf or other electronic format (followed promptly by originals) in each case in accordance with Section 8 hereof:

(i) counterparts of this Amendment, duly executed and delivered by each of the Loan Parties, each Lender and the Administrative Agent; and

(ii) a certificate, dated as of the First Amendment Effective Date, signed by an Authorized Officer of the Borrower certifying that before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Amended Loan Agreement shall be true and correct in all material respects, without duplication of materiality qualifiers set forth in such representations and warranties, on and as of the First Amendment Effective Date, except (x) to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, without duplication of materiality qualifiers set forth in such representations and warranties, and (y) for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

(b) No Default or Event of Default has occurred and is continuing on the First Amendment Effective Date.

SECTION 3. Representations and Warranties of Loan Parties. The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a) the Loan Parties have the requisite power and authority to execute and deliver this Amendment and to perform their respective obligations under this Amendment and the Amended Loan Agreement, and the execution and delivery of this Amendment and the performance of this Amendment and the Amended Loan Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action;

(b) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is required in connection with, the execution and delivery of this Amendment or the performance of this Amendment or the Amended Loan Agreement;

(c) this Amendment has been duly executed and delivered by or on behalf of each Loan Party and constitutes its legal, valid and binding obligation enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d) the execution and delivery of this Amendment and the performance of this Amendment and the Amended Loan Agreement (i) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority having jurisdiction over any Loan Party, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (iii) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

SECTION 4. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Amended Loan Agreement and all of the other Loan Documents to the extent applicable by their terms, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 5. Ratification.

(a) Except as herein agreed, the Amended Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties.

(b) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Amended Loan Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Amended Loan Agreement, whether or not known to the Administrative Agent, or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Amended Loan Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 6. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into pursuant to Section 9.02 of the Amended Loan Agreement.

SECTION 7. References. The Loan Parties acknowledge and agree that this Amendment constitutes a Loan Document. From and after the First Amendment Effective Date, each reference in the Amended Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Loan Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Loan Agreement and as the Amended Loan Agreement may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8. Counterparts; Execution. This Amendment may be in the form of an Electronic Record (in “.pdf” form or otherwise) and may be executed using Electronic Signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party without further verification and regardless of the appearance or form of such Electronic Signature and (ii) upon the request of any party, any Electronic Signature shall be, as promptly as practicable, followed by such manually executed counterpart.

SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(b) Sections 9.09(b) and (c) of the Amended Loan Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

(c) Section 9.10 of the Amended Loan Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 13. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

INVITATION HOMES OPERATING PARTNERSHIP LP

By:	Invitation Homes OP GP LLC, as general partner

	By:	/s/ Jonathan Olsen
	Name:	Jonathan Olsen
	Title:	Executive Vice President and Chief Financial Officer

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GUARANTORS:

Each of the Guarantors is hereby executing this Amendment for the purposes of acknowledging its agreement to the representations and warranties made by the Borrower with respect to such Guarantor under Section 3 of this Amendment, the affirmations made by such Guarantor under Section 4 of this Amendment and the ratifications, affirmations, confirmations and agreements made under Sections 5 and 7 of this Amendment.

INVITATION HOMES INC., a Maryland corporation

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President and Chief Financial Officer

INVITATION HOMES OP GP LLC

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President and Chief Financial Officer

IH MERGER SUB, LLC

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION, as

Administrative Agent and a Lender

By:	/s/ Melissa DeVito
Name:	Melissa DeVito
Title:	Authorized Signatory

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joe White
Name:	Joe White
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Z. Schmitt
Name: Thomas Z. Schmitt
Title: Senior Vice President

M&T Bank, as a Lender

By:	/s/ Cameron Daboll
Name:	Cameron Daboll
Title:	Senior Vice President

PNC Bank, National Association, as a Lender

By:	/s/ Andrew T. White
Name: Andrew T. White
Title: Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ William Chalmers
Name:	William Chalmers
Title:	Senior Vice President

U.S. Bank National Association, as a Lender

By:	/s/ Matthew K. Mains
Name:	Matthew K. Mains
Title:	Senior Vice President

Raymond James Bank, as a Lender

By:	/s/ Alexander Sierra
Name:	Alexander Sierra
Title:	Senior Vice President

Bank of Montreal, as a Lender

By:	/s/ Darin Mainquist
Name:	Darin Mainquist
Title:	Director

Land Bank of Taiwan , NY Branch, as a Lender

By:	/s/ Kuen-Shan Sheu
Name:	Kuen-Shan Sheu
Title:	General Manager

First Financial Bank, as a Lender

By:	/s/ John Wilgus
Name:	John Wilgus
Title:	Senior Vice President